EXHIBIT 10.1

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                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 10, 2005

                                      AMONG

                         AMCOL INTERNATIONAL CORPORATION
                                       AND
                         CERTAIN BORROWING SUBSIDIARIES,

                THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,

                                       AND

                                   HARRIS N.A.
                             as Administrative Agent

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                             WELLS FARGO BANK N.A.,
                              as Syndication Agent

                                       AND

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                                TABLE OF CONTENTS

SECTION                                            HEADING                                                PAGE
-------                                            -------                                                ----
SECTION 1.             THE CREDIT FACILITIES..................................................................1

       Section 1.1.    Revolving Credit Commitments...........................................................1
       Section 1.2.    Letters of Credit......................................................................2
       Section 1.3.    Applicable Interest Rates..............................................................4
       Section 1.4.    Minimum Borrowing Amounts; Maximum Eurocurrency Loans..................................6
       Section 1.5.    Manner of Borrowing Loans and Designating Applicable Interest Rates....................6
       Section 1.6.    Interest Periods.......................................................................9
       Section 1.7.    Maturity of Loans......................................................................9
       Section 1.8.    Prepayments............................................................................9
       Section 1.9.    Default Rate..........................................................................10
       Section 1.10.   The Notes.............................................................................11
       Section 1.11.   Funding Indemnity.....................................................................11
       Section 1.12.   Revolving Credit Commitment Terminations..............................................12
       Section 1.13.   Substitution of Lenders...............................................................12
       Section 1.14.   Swing Loans...........................................................................13
       Section 1.15.   Increase in Revolving Credit Commitments..............................................14

SECTION 2.             FEES..................................................................................15

       Section 2.1.    Fees .................................................................................15

SECTION 3.             PLACE AND APPLICATION OF PAYMENTS.....................................................16

       Section 3.1.    Place and Application of Payments.....................................................16
       Section 3.2.    Account Debit.........................................................................17

SECTION 4.             GUARANTIES............................................................................17

       Section 4.1.    Guaranties............................................................................17
       Section 4.2.    Further Assurances....................................................................17

SECTION 5.             DEFINITIONS; INTERPRETATION...........................................................18

       Section 5.1.    Definitions...........................................................................18
       Section 5.2.    Interpretation........................................................................32
       Section 5.3.    Change in Accounting Principles.......................................................32

SECTION 6.             REPRESENTATIONS AND WARRANTIES........................................................33

       Section 6.1.    Organization and Qualification........................................................33
       Section 6.2.    Subsidiaries..........................................................................33
       Section 6.3.    Authority and Validity of Obligations.................................................33

       Section 6.4.    Use of Proceeds; Margin Stock.........................................................34
       Section 6.5.    Financial Reports.....................................................................34
       Section 6.6.    No Material Adverse Change............................................................34
       Section 6.7.    Full Disclosure.......................................................................34
       Section 6.8.    Trademarks, Franchises, and Licenses..................................................35
       Section 6.9.    Governmental Authority and Licensing..................................................35
       Section 6.10.   Good Title............................................................................35
       Section 6.11.   Litigation and Other Controversies....................................................35
       Section 6.12.   Taxes.................................................................................35
       Section 6.13.   Approvals.............................................................................36
       Section 6.14.   Affiliate Transactions................................................................36
       Section 6.15.   Investment Company; Public Utility Holding Company....................................36
       Section 6.16.   ERISA.................................................................................36
       Section 6.17.   Compliance with Laws..................................................................36
       Section 6.18.   Other Agreements......................................................................37
       Section 6.19.   Solvency..............................................................................37
       Section 6.20.   No Default............................................................................37

SECTION 7.             CONDITIONS PRECEDENT..................................................................37

       Section 7.1.    All Credit Events.....................................................................37
       Section 7.2.    Initial Credit Event..................................................................38

SECTION 8.             COVENANTS.............................................................................39

       Section 8.1.    Maintenance of Business...............................................................39
       Section 8.2.    Maintenance of Properties.............................................................39
       Section 8.3.    Taxes and Assessments.................................................................40
       Section 8.4.    Insurance.............................................................................40
       Section 8.5.    Financial Reports.....................................................................40
       Section 8.6.    Inspection............................................................................42
       Section 8.7.    Limitations on Indebtedness...........................................................42
       Section 8.8.    Limitation on Liens...................................................................42
       Section 8.9.    Investments, Acquisitions, Loans and Advances.........................................43
       Section 8.10.   Mergers, Consolidations and Sales.....................................................44
       Section 8.11.   Dividends and Certain Other Restricted Payments.......................................46
       Section 8.12.   ERISA.................................................................................46
       Section 8.13.   Compliance with Laws..................................................................46
       Section 8.14.   Burdensome Contracts With Affiliates..................................................47
       Section 8.15.   No Changes in Fiscal Year.............................................................47
       Section 8.16.   Formation of Subsidiaries.............................................................47
       Section 8.17.   Change in the Nature of Business......................................................47
       Section 8.18.   Use of Loan Proceeds..................................................................48
       Section 8.19.   No Restrictions.......................................................................48
       Section 8.20.   Subordinated Debt.....................................................................48
       Section 8.21.   Financial Covenants...................................................................48
       Section 8.22.   Contingent Obligations................................................................48

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
SECTION 9.             EVENTS OF DEFAULT AND REMEDIES........................................................49

       Section 9.1.    Events of Default.....................................................................49
       Section 9.2.    Non-Bankruptcy Defaults...............................................................50
       Section 9.3.    Bankruptcy Defaults...................................................................51
       Section 9.4.    Collateral for Undrawn Letters of Credit..............................................51
       Section 9.5.    Notice of Default.....................................................................52
       Section 9.6.    Expenses..............................................................................52

SECTION 10.            CHANGE IN CIRCUMSTANCES...............................................................52

       Section 10.1.   Change of Law.........................................................................52
       Section 10.2.   Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR.........52
       Section 10.3.   Increased Cost and Reduced Return.....................................................53
       Section 10.4.   Lending Offices.......................................................................54
       Section 10.5.   Discretion of Lender as to Manner of Funding..........................................54

SECTION 11.            THE ADMINISTRATIVE AGENT..............................................................54

       Section 11.1.   Appointment and Authorization of Administrative Agent.................................54
       Section 11.2.   Administrative Agent and its Affiliates...............................................54
       Section 11.3.   Action by Administrative Agent........................................................55
       Section 11.4.   Consultation with Experts.............................................................55
       Section 11.5.   Liability of Administrative Agent; Credit Decision....................................55
       Section 11.6.   Indemnity.............................................................................56
       Section 11.7.   Resignation and Removal of Administrative Agent and Successor Administrative Agent....56
       Section 11.8.   L/C Issuer............................................................................57
       Section 11.9.   Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements.......57
       Section 11.10.  Designation of Additional Agents......................................................57

SECTION 12.            THE GUARANTEES........................................................................58

       Section 12.1.   The Guarantees........................................................................58
       Section 12.2.   Guarantee Unconditional...............................................................58
       Section 12.3.   Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances...........59
       Section 12.4.   Subrogation...........................................................................59
       Section 12.5.   Waivers...............................................................................60
       Section 12.6.   Limit on Recovery.....................................................................60
       Section 12.7.   Stay of Acceleration..................................................................60
       Section 12.8.   Benefit to Guarantors.................................................................60
       Section 12.9.   Guarantor Covenants...................................................................60

SECTION 13.            MISCELLANEOUS.........................................................................60

       Section 13.1.   Withholding Taxes.....................................................................60

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
       Section 13.2.   No Waiver, Cumulative Remedies........................................................62
       Section 13.3.   Non-Business Days.....................................................................62
       Section 13.4.   Documentary Taxes.....................................................................62
       Section 13.5.   Survival of Representations...........................................................62
       Section 13.6.   Survival of Indemnities...............................................................62
       Section 13.7.   Sharing of Set-Off....................................................................62
       Section 13.8.   Notices...............................................................................63
       Section 13.9.   Counterparts..........................................................................63
       Section 13.10.  Successors and Assigns................................................................63
       Section 13.11.  Participants..........................................................................63
       Section 13.12.  Assignments...........................................................................64
       Section 13.13.  Amendments............................................................................65
       Section 13.14.  Headings..............................................................................65
       Section 13.15.  Costs and Expenses; Indemnification...................................................65
       Section 13.16.  Set-off...............................................................................66
       Section 13.17.  Entire Agreement......................................................................66
       Section 13.18.  Governing Law.........................................................................66
       Section 13.19.  Severability of Provisions............................................................66
       Section 13.20.  Excess Interest.......................................................................67
       Section 13.21.  Construction..........................................................................67
       Section 13.22.  Lender's Obligations Several..........................................................67
       Section 13.23.  Submission to Jurisdiction; Waiver of Jury Trial......................................67
       Section 13.24.  Currency..............................................................................68
       Section 13.25.  USA Patriot Act.......................................................................68
       Section 13.26.  Appointment and Authorization of Company..............................................69

Signature Page..............................................................................................S-1

EXHIBIT A       --     Notice of Payment Request
EXHIBIT B       --     Notice of Borrowing
EXHIBIT C       --     Notice of Continuation/Conversion
EXHIBIT D-1     --     Revolving Note
EXHIBIT D-2     --     Swing Note
EXHIBIT E       --     Form of Commitment Amount Increase Request
EXHIBIT F       --     Compliance Certificate
EXHIBIT G       --     Additional Guarantor Supplement
EXHIBIT H       --     Assignment and Acceptance
SCHEDULE 1      --     Commitments
SCHEDULE 1.2    --     Existing Letters of Credit
SCHEDULE 6.2    --     Subsidiaries

                                CREDIT AGREEMENT

         This Credit Agreement is entered into as of November 10, 2005, by and among AMCOL International Corporation, a Delaware corporation (the "Company"), CETCO (Europe) Limited, a United Kingdom corporation ("CETCO Europe"), Colin Stewart Minchem Limited, a United Kingdom corporation ("Colin Stewart" and together with CETCO Europe, collectively referred to herein as the "UK Borrowers" and each individually as a "UK Borrower"), CETCO Poland Sp. .zo. o, a Polish corporation (the "Polish Borrower"), and together with the Company, the UK Borrowers, and the Polish Borrower collectively referred to herein as the "Borrowers" and each individually as a "Borrower") the direct and indirect Subsidiaries of the Borrowers from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and Harris N.A., as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

                              PRELIMINARY STATEMENT

         The Borrowers have requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.     THE CREDIT FACILITIES.

         Section 1.1. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively the "Revolving Loans") in U.S. Dollars, Euros and Pound Sterling to the Company, in Euros to Colin Stewart, in Pound Sterling or Euro to CETCO Europe, in Euro to the Polish Borrower, from time to time on a revolving basis in an aggregate outstanding Original Dollar Amount up to the amount of such Lender's Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date; provided that (i) the sum of the aggregate Original Dollar Amount of Revolving Loans, Swing Loans, and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time, (ii) the sum of the aggregate Original Dollar Amount of all Loans outstanding to the Company denominated in Euros and Pound Sterling shall not exceed $25,000,000, (iii) the sum of the aggregate principal amount of all Loans outstanding to Colin Stewart shall not exceed
(euro)5,000,000, (iv) the sum of the aggregate principal amount of all Loans denominated in Euro outstanding to CETCO Europe shall not exceed (euro)4,000,000 and the sum of the aggregate principal amount of all Loan denominated in Pound Sterling to CETCO Europe shall not exceed (pound)10,000,000, and (v) the sum of the aggregate principal amount of all Loans outstanding to the Polish Borrower shall not exceed (euro)9,000,000. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Company may elect that each Borrowing of Revolving Loans denominated in U.S. Dollars be either Base Rate Loans or Eurocurrency Loans. All Revolving Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

         Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby letters of credit (each a "Letter of Credit") for the account of the Company in an aggregate undrawn face amount up to the L/C Sublimit. Notwithstanding anything herein to the contrary, those certain letters of credit issued for the account of the Company by Harris N.A. and listed on Schedule 1.2 hereof (the "Existing Letters of Credit") shall each constitute a "Letter of Credit" herein for all purposes of this Agreement with the Company as the applicant therefor, to the same extent, and with the same force and effect as if the Existing Letters of Credit had been issued under this Agreement at the request of the Company. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender's Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Percentage of the L/C Obligations then outstanding.

         (b) Applications. At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Company, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or five (5) days prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Company for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary: (i) the Company shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.9 hereof, before the occurrence of an Event of Default, the L/C Issuer will not call for the funding by the Company of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Company's obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Company hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 360 days, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Administrative Agent, at the request or with the consent of the Required Lenders, has given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Company subject to the conditions of Section 7 hereof and the other terms of this Section 1.2.

         (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Company to reimburse the L/C Issuer for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Company (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Company does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

         (d) The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Company to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.2(c) above, or if the L/C Issuer is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender's Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Indemnification. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.2(e) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

         (f) Manner of Requesting a Letter of Credit. The Company shall provide at least five (5) Business Days' advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Company and, in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent's receipt of each such notice and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

         Section 1.3. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Eurocurrency Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

         "Base Rate" means for any day the greater of: (i) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate) and (ii) the sum of (x) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

         (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

         "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:

                                                   LIBOR
              Adjusted LIBOR    =   -----------------------------------
                                    1 - Eurocurrency Reserve Percentage

         "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the appropriate Telerate Page for such currency as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

         "Telerate Page" means the display designated on the Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for the applicable currency).

         (c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Revolving Loans, Swing Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. The Original Dollar Amount of each Eurocurrency Loan denominated in an Alternative Currency shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

         Section 1.4. Minimum Borrowing Amounts; Maximum Eurocurrency Loans. Each Borrowing of Base Rate Loans shall be in an amount not less than $500,000 and in integral multiples of $100,000. Each Borrowing of Eurocurrency Loans advanced, continued or converted shall be in an amount not less than an Original Dollar Amount of $1,000,000 and in integral multiples of 100,000 units of the relevant currency as would have the Original Dollar Amount most closely approximately $100,000 or an integral multiple thereof. Without the Administrative Agent's consent, there shall not be more than eight (8) Borrowings of Eurocurrency Loans outstanding at any one time.

         Section 1.5. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Company, on behalf of the applicable Borrower, shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least four (4) Business Days before the date the Company, on behalf of the applicable Borrower, requests the Lenders to advance a Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) at least three (3) Business Days before the date on which the Company, on behalf of the applicable Borrower, requests the Lenders to advance a Borrowing of Eurocurrency Loans and (iii) on the date the Company, on behalf of the applicable Borrower, requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Company, on behalf of the applicable Borrower, may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing contained in Section 1.4, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Company, on behalf of the applicable Borrower, may continue part or all of such Borrowing as Eurocurrency Loans or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Company, on behalf of the applicable Borrower, may convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Company, on behalf of the applicable Borrower.

The Company, on behalf of the applicable Borrower, shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurocurrency Loans denominated in U.S. Dollars must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency must be given no later than 10:00 a.m. (Chicago time) at least four (4) Business Day before the requested continuation. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. The Borrowers agree that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized
Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

         (b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Company received pursuant to Section 1.5(a) above and, if such notice requests the Lenders to make Eurocurrency Loans, the Administrative Agent shall give notice to the applicable Borrower and each Lender by like means of the interest rate applicable thereto and if such Borrowing is denominated in an Alternative Currency, of the Original Dollar Amount thereof, promptly after the Administrative Agent has made such determination.

         (c) Borrowers' Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Company has notified the Administrative Agent within the period required by Section 1.5(a) that the applicable Borrower intends to convert such Borrowing, subject to Section 7.1 hereof, into a Borrowing of Eurocurrency Loans or such Borrowing is prepaid in accordance with Section 1.8(a). If the Company fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 1.5(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 7.1 for the continuation or conversion of a Borrowing of Eurocurrency Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.8(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. If the Company fails to give notice pursuant to Section 1.5(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.5(a) and has not notified the Administrative Agent within the period required by Section 1.8(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 6.2 hereof, including the application of Section 1.3 and of the restrictions contained in the definition of Interest Period.

         (d) Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available (or, in the case of a Borrowing denominated in an Alternative Currency, in such funds as are then customary for the settlement of international transactions in such currency) at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall make the proceeds of each new Borrowing available to the applicable Borrower at the Administrative Agent's principal office in Chicago, Illinois, by depositing such proceeds to the credit of the applicable Borrower's operating account maintained with the Administrative Agent or as such Borrower and the Administrative Agent may otherwise agree.

         (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Revolving Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the applicable Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the applicable Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the applicable Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the applicable Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under
Section 1.12 hereof so that such Borrower will have no liability under such Section with respect to such payment.

         Section 1.6. Interest Periods. As provided in Section 1.5(a) and 1.14 hereof, at the time of each request to advance, continue or create by conversion a Borrowing of Eurocurrency Loans or Swing Loans, the Company, on behalf of the applicable Borrower, shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar quarter (i.e., the last day of March, June, September or December, as applicable) in which such Borrowing is advanced, continued or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), (b) in the case of a Eurocurrency Loan, 1, 2, 3 or 6 months thereafter, and (c) in the case of a Swing Loan, on the date 1 to 5 days thereafter as mutually agreed to by the Company and the Administrative Agent; provided, however, that:

         (i) any Interest Period for a Borrowing of Revolving Loans or Swing Loans consisting of Base Rate Loans that otherwise would end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;

         (ii) no Interest Period with respect to any portion of the Loans shall extend beyond the Revolving Credit Termination Date;

         (iii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

         (iv) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 1.7. Maturity of Loans. Each Revolving Loan and Swing Loan, both for principal and interest not sooner paid, shall mature and become due and payable by the applicable Borrower on the Revolving Credit Termination Date.

         Section 1.8. Prepayments. (a) Optional. Each Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, in an amount not less than $500,000, (iii) if such is of Eurocurrency Loans denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $500,000, and (iv) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.4 and 1.14 hereof remains outstanding) any Borrowing of Eurocurrency Loans at any time upon (i) if such Loan is denominated in U.S. Dollars, three (3) Business Days prior notice by the Company to the Administrative Agent, (ii) if such Loan is denominated in an Alternative Currency, four (4) Business Days prior notice by the Company to the Administrative Agent, or (iii) in the case of a Borrowing of Base Rate Loans, notice delivered by the Company to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurocurrency Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.11 hereof.

         (b) Mandatory. The Borrowers shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.12 hereof, prepay the Revolving Loans, Swing Loans, and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the Original Dollar Amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

         (c) Application. Unless the Company otherwise directs, prepayments of Loans under this Section 1.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurocurrency Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurocurrency Loans or Swing Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.11 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

         Section 1.9. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:

         (a) for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

         (b) for any Eurocurrency Loan denominated in U.S. Dollars or any Swing Loan bearing interest at the Administrative Agent's Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

         (c) for any Eurocurrency Loan denominated in an Alternative Currency, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of the Applicable Margin for Eurocurrency Loans plus two percent (2%) plus the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) at which overnight or weekend deposits (or, if such amount due remains unpaid more than three (3) Business Days, then for such other period of time not longer than one (1) month as the Administrative Agent may elect in its absolute discretion) of the relevant Alternative Currency for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Administrative Agent is not placing deposits in such currency in the interbank market, then the Administrative Agent's cost of funds in such currency for such period); and

         (d) for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.2 with respect to such Reimbursement Obligation; and

         (e) for any Letter of Credit, the sum of 2.0% plus the letter of credit fee due under Section 2.1 with respect to such Letter of Credit;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Company. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

         Section 1.10. The Notes. (a) The Revolving Loans made to a Borrower by a Lender shall be evidenced by a single promissory note of such Borrower issued to such Lender in the form of Exhibit D-1 hereto. Each such promissory note is hereinafter referred to as a "Revolving Note" and collectively such promissory notes are referred to as the "Revolving Notes."

         (b) The Swing Loans made to the Company by the Administrative Agent shall be evidenced by a single promissory note of the Company issued to the Administrative Agent in the form of Exhibit D-2 hereto. Such promissory note is hereinafter referred to as the "Swing Note."

         (c) Each Lender shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurocurrency Loan or Swing Loan, the Interest Period, currency and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Lender or on a schedule to the relevant Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of a Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to a Borrower the appropriate Note to be replaced, such Borrower shall furnish a new Note to such Lender to replace any outstanding Note.

         Section 1.11. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan or Swing Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

         (a) any payment, prepayment or conversion of a Eurocurrency Loan or Swing Loan on a date other than the last day of its Interest Period,

         (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by a Borrower to borrow or continue a Eurocurrency Loan or Swing Loan, or to convert a Base Rate Loan into a Eurocurrency Loan or Swing Loan, on the date specified in a notice given pursuant to Section 1.5(a) or 1.14 hereof,

         (c) any failure by a Borrower to make any payment of principal on any Eurocurrency Loan or Swing Loan when due (whether by acceleration or otherwise), or

         (d) any acceleration of the maturity of a Eurocurrency Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the applicable Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Company, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prime facie correct.

         Section 1.12. Revolving Credit Commitment Terminations. (a) The Company shall have the right at any time and from time to time, upon three (3) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and in integral multiples of $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit, Swing Line Sublimit or other sublimit applicable to a particular Borrower as provided in Section 1.1 hereof then in effect shall reduce the L/C Sublimit, Swing Line Sublimit or such other sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.

         (b) Any termination of the Revolving Credit Commitments pursuant to this Section 1.12 may not be reinstated.

         Section 1.13. Substitution of Lenders. In the event (a) the Company receives a claim from any Lender for compensation under Section 10.3 or 13.1 hereof, (b) the Company receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is in default in any material respect with respect to its obligations under the Loan Documents, or (d) a Lender fails to consent to an amendment or waiver requested under Section 13.13 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an "Affected Lender"), the Company may, in addition to any other rights the Company may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including its Revolving Credit Commitment and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to a commercial bank or other financial institution specified by the Company, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Company shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, (iii) the Borrowers shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.11 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section
13.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Company).

         Section 1.14. Swing Loans. (a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Administrative Agent agrees to make loans to the Company under the Swing Line (individually a "Swing Loan" and collectively the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. The Swing Loans may be availed of the Company from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000.

         (b) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Administrative Agent's Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

         (c) Requests for Swing Loans. The Company shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Company requests that any Swing Loan be made, of the amount and date of such Swing Loan, and the Interest Period requested therefor. Within 30 minutes after receiving such notice, the Administrative Agent shall in its discretion quote an interest rate to the Company at which the Administrative Agent would be willing to make such Swing Loan available to the Company for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as "Administrative Agent's Quoted Rate"). The Company acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If the Company does not so immediately accept the Administrative Agent's Quoted Rate for the full amount requested by the Company for such Swing Loan, the Administrative Agent's Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans under the Revolving Credit to the Base Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Company on the date so requested at the offices of the Administrative Agent in Chicago, Illinois, by depositing such proceeds to the credit of the Company's operating account maintained with the Administrative Agent or as the Company and the Administrative Agent may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of the Administrative Agent to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Administrative Agent shall not be obligated to make more than one Swing Loan during any one day.

         (d) Refunding Loans. In its sole and absolute discretion, the Administrative Agent may at any time, on behalf of the Company (which hereby irrevocably authorizes the Administrative Agent to act on its behalf for such purpose) and with notice to the Company, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Company, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent, in immediately available funds, at the Administrative Agent's principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

         (e) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Administrative Agent pursuant to Section 1.14(d) above (because an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to any Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Administrative Agent, purchase from the Administrative Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Administrative Agent its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 1.15. Increase in Revolving Credit Commitments. The Company may, on any Business Day prior to the Revolving Credit Termination Date, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), increase the aggregate amount of the Revolving Credit Commitments by delivering a Commitment Amount Increase Request at least five (5) Business Days prior to the desired effective date of such increase (the "Commitment Amount Increase") identifying an additional Lender (or additional Revolving Credit Commitments for existing Lender(s)) and the amount of its Revolving Credit Commitment (or additional amount of its Revolving Credit Commitment(s)); provided, however, that (i) any increase of the aggregate amount of the Revolving Credit Commitments to an amount in excess of $175,000,000 will require the approval of all the Lenders, and (ii) any increase of the aggregate amount of the Revolving Credit Commitments shall be in an amount not less than $5,000,000. The effective date of the Commitment Amount Increase shall be agreed upon by the Company and the Administrative Agent. Upon the effectiveness thereof, the new Lender(s) (or, if applicable, existing Lender(s)) shall advance Loans in an amount sufficient such that after giving effect to its Loans each Lender shall have outstanding its pro rata share of Loans. It shall be a condition to such effectiveness that (i) no Eurocurrency Loans be outstanding on the date of such effectiveness and (ii) the Company shall not have terminated any portion of the Revolving Credit Commitments pursuant to Section 1.12 hereof. The Borrowers agree to pay any reasonable expenses of the Administrative Agent relating to any Commitment Amount Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Credit Commitment and no Lender's Revolving Credit Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment.

SECTION 2.     FEES.

         Section 2.1. Fees. (a) Revolving Credit Commitment Fee. The Borrowers shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

         (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Company shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Company shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Company shall pay to the L/C Issuer for its own account the L/C Issuer's standard issuance, drawing, negotiation, amendment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.

         (c) Administrative Agent Fees. The Borrowers shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Company in a fee letter dated September 16, 2005, or as otherwise agreed to in writing between them.

SECTION 3.     PLACE AND APPLICATION OF PAYMENTS.

         Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrowers under this Agreement and the other Loan Documents, shall be made by the Borrowers to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Company) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment or (ii) in the case amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrowers will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two
(2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

         Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.9(b) hereof), all payments and collections received in respect of the Obligations, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Credit Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

         (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrowers have agreed to pay the Administrative Agent under Section 13.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

         (b) second, to the payment of principal and interest on the Swing Note until paid in full;

         (c) third, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

         (d) fourth, to the payment of principal on the Notes, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

         (e) fifth, to the payment of all other unpaid Obligations to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

         (f) finally, to the Company or whoever else may be lawfully entitled thereto.

         Section 3.2. Account Debit. Each Borrower hereby irrevocably authorizes the Administrative Agent to charge such Borrower's deposit account or accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that each Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to any Borrower or any other Person for the Administrative Agent's failure to do so.

SECTION 4.     GUARANTIES.

         Section 4.1. Guaranties. The payment and performance of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall at all times be guaranteed by the Company and each direct and indirect Material Subsidiary of the Company (individually a "Guarantor" and collectively the "Guarantors") pursuant to Section 12 hereof or pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a "Guaranty" and collectively the "Guaranties"); provided, however, that unless otherwise required by the Administrative Agent or the Required Lenders during the existence of any Event of Default, a Foreign Subsidiary shall not be required to be a Guarantor hereunder if providing such Guaranty would cause a material adverse effect on the Company's federal income tax liability.

         Section 4.2. Further Assurances. The Company agrees that it shall, and shall cause each other Guarantor to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for a Guaranty as required by Section
4.1. In the event the Company or any other Guarantor forms or acquires any other Material Subsidiary after the date hereof, except as otherwise provided in
Section 4.1 above, the Company shall promptly upon such formation or acquisition cause such newly formed or acquired Material Subsidiary to execute a Guaranty as the Administrative Agent may then require, and the Company shall also deliver to the Administrative Agent, or cause such Material Subsidiary to deliver to the Administrative Agent, at the Borrowers' cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

SECTION 5.     DEFINITIONS; INTERPRETATION.

         Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

         "Acquired Business" means the entity or assets acquired by the Company or a Subsidiary in an Acquisition, whether before or after the date hereof.

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or the Subsidiary is the surviving entity.

         "Adjusted LIBOR" is defined in Section 1.3(b) hereof.

         "Administrative Agent" means Harris N.A. and any successor pursuant to
Section 11.7 hereof.

         "Administrative Agent's Quoted Rate" is defined in Section 1.14(c) hereof.

         Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agreement" means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

         "Alternative Currency" means any of Euros, Pound Sterling, and any other currency approved by all the Lenders, in each case for so long as such currency is readily available to all the Lenders and is freely transferable and freely convertible to U.S. Dollars and the Dow Jones Telerate Service or Reuters Monitor Money Rates Service (or any successor to either) reports a LIBOR for such currency for interest periods of one, two, three and six calendar months; provided that if any Lender provides written notice to the Company (with a copy to the Administrative Agent) that any currency control or other exchange regulations are imposed in the country in which any such Alternative Currency is issued and that in the reasonable opinion of such Lender funding a Loan in such currency is impractical, then such currency shall cease to be an Alternative Currency hereunder until such time as all the Lenders reinstate such country's currency as an Alternative Currency.

         "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under
Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level I below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

                                       APPLICABLE MARGIN FOR     APPLICABLE MARGIN
               TOTAL SENIOR FUNDED      BASE RATE LOANS AND    FOR EUROCURRENCY LOANS    APPLICABLE MARGIN
                DEBT/EBITDA RATIO          REIMBURSEMENT        AND LETTER OF CREDIT     FOR COMMITMENT FEE
   LEVEL      FOR SUCH PRICING DATE    OBLIGATIONS SHALL BE:       FEE SHALL BE:             SHALL BE:
   -----    -------------------------  ---------------------   ----------------------    ------------------
     V      Greater  than or equal to
            2.50 to 1.0                          0%                    1.125%                  0.20%

    IV      Less  than  2.50  to 1.0,
            but   greater   than   or
            equal to 2.00 to 1.0                 0%                    0.875%                 0.175%

    III     Less  than  2.0  to  1.0,
            but   greater   than   or
            equal to 1.5 to 1.0                  0%                     0.75%                  0.15%

    II      Less  than  1.5  to  1.0,
            but   greater   than   or
            equal to 1.0 to 1.0                  0%                    0.625%                 0.125%

     I      Less than 1.0 to 1.0                 0%                     0.50%                  0.10%

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Company ending on or after September 30, 2005, the date on which the Administrative Agent is in receipt of the Company's most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Total Senior Debt/EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Company has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level V shall apply). If the Company subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrowers and the Lenders if reasonably determined.

         "Application" is defined in Section 1.2(b) hereof.

         "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 7.2 hereof or on any update of any such list provided by the Company to the Administrative Agent, or any further or different officers of the Company so named by any Authorized Representative of the Company in a written notice to the Administrative Agent.

         "Base Rate" is defined in Section 1.3(a) hereof.

         "Base Rate Loan" means a Loan bearing interest at a rate specified in
Section 1.3(a) hereof.

         "Borrower" and "Borrowers" are each defined in the introductory paragraph of this Agreement.

         "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurocurrency Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the applicable Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.5 hereof. Borrowings of Swing Loans are made by the Administrative Agent in accordance with the procedures set forth in Section 1.14 hereof.

         "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made and, if such Alternative Currency is the Euro or any national currency of a nation that is a member of the European Economic and Monetary Union, which is a TARGET Settlement Day.

         "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

         "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which any Borrower or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq., and any future amendments.

         "CETCO Europe" is defined in the introductory paragraph of this Agreement.

         "Change of Control" means any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 20% or more of the outstanding capital stock or other equity interests of the Company on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Company on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Company, or (c) any "Change of Control" (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness shall occur.

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "Collateral Account" is defined in Section 9.4 hereof.

         "Colin Stewart" is defined in the introductory paragraph of this Agreement.

         "Commitment Amount Increase" is defined in Section 1.15 hereof.

         "Commitment Amount Increase Request" means a Commitment Amount Increase Request in the form of Exhibit E hereto.

         "Company" is defined in the introductory paragraph of this Agreement.

         "Consolidated Current Liabilities" as of the date of any determination thereof shall mean such liabilities of the Company and its Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current liabilities.

         "Consolidated Net Tangible Assets" shall mean as of the date of any determination thereof the total amount of all Tangible Assets of the Company and its Subsidiaries after deducting all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus, and Funded Debt.

         "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, Consolidated Net Tangible Assets less all outstanding Funded Debt, deferred income taxes, deferred investment tax credits and Minority Interests, all determined in accordance with GAAP consolidating the Company and its Subsidiaries.

         "Consolidated Total Capitalization" shall mean, as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries after deducting all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet, except capital stock of any class, surplus (net of treasury stock and loans to officers), and Funded Debt.

         "Contingent Obligations" of any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a guaranty in respect of any Indebtedness shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness which has been guaranteed, and a guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

         "Credit" means either of the Revolving Credit or the Swing Line.

         "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurocurrency Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

         "Current Debt" as of the date of any determination thereof shall mean
(i) all Indebtedness other than Funded Debt, (ii) letter of credit obligations and (iii) Contingent Obligations with respect to Current Debt of others.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "EBITDA" means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, and (c) depreciation of fixed assets and amortization of intangible assets for such period.

         "Eligible Line of Business" means any business engaged in as of the date of this Agreement by the Company or any of its Subsidiaries.

         "Environmental Claim" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Law" means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "Euro" and "(euro)" means the lawful currency of the member states of the European Union that adopt a single currency in accordance with the Treaty on European Union signed February 7, 1992.

         "Eurocurrency Loan" means a Loan bearing interest at the rate specified in Section 1.3(b) hereof.

         "Eurocurrency Reserve Percentage" is defined in Section 1.3(b) hereof.

         "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

         "Existing Letters of Credit" is defined in Section 1.2(a) hereof.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate appearing in
Section 1.3(a) hereof.

         "Foreign Subsidiary" means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

         "Funded Debt" of any Person shall mean (i) all Indebtedness having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Consolidated Current Liabilities, (ii) all Capitalized Rentals, and (iii) all Contingent Obligations with respect to Funded Debt of others (unless such Funded Debt is included in subclauses (i) or (ii) above). "Consolidated" when used as a prefix to any Funded Debt shall mean the aggregate amount of all such Funded Debt of the Company and its Subsidiaries on a consolidated basis eliminating intercompany items.

         "Funds Transfer and Deposit Account Liability" means the liability of any Borrower or any Subsidiary owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of any Borrower and/or any Subsidiary now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to any Borrower or any Subsidiary by any of such Lenders or their Affiliates.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Guarantor" and "Guarantors" are each defined in Section 4.1 hereof.

         "Guaranty" and "Guaranties" are each defined in Section 4.1 hereof.

         "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as "hazardous" or "toxic" or words of like import pursuant to an Environmental Law.

         "Hazardous Material Activity" means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

         "Hedging Liability" means the liability of any Borrower or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as such Borrower or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates.

         "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

         "Indebtedness" means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than thirty (30) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) liabilities of such Person in respect of any so-called "synthetic" leases or other transactions which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on such Person's balance sheet and (g) net obligations under any Swap Contract in an amount equal to the Swap Termination Value thereof.

         "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Interest Period" is defined in Section 1.6 hereof.

         "L/C Issuer" means the Administrative Agent, or any other Lender requested by the Company and approved by the Administrative Agent in its sole discretion with respect to any Letter of Credit.

         "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "L/C Sublimit" means $25,000,000, as reduced pursuant to the terms hereof.

         "Legal Requirement" means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

         "Lenders" means and includes the financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section
13.12 hereof.

         "Lending Office" is defined in Section 10.4 hereof.

         "Letter of Credit" is defined in Section 1.2(a) hereof.

         "LIBOR" is defined in Section 1.3(b) hereof.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "Loan" means any Revolving Loan or Swing Loan, whether outstanding as a Base Rate Loan or Eurocurrency Loan or otherwise, each of which is a "type" of Loan hereunder.

         "Loan Documents" means this Agreement, the Notes, the Applications, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

         "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of any Borrower or of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of any Borrower or any Subsidiary to perform its obligations under any Loan Document or
(c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.

         "Material Subsidiary" means any Subsidiary that, directly or indirectly through a Subsidiary, either (a) owns assets with a book value in excess of 5% of the book value of the total consolidated assets of the Company and its Subsidiaries measured as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section
8.5 or (b) generated annual revenues in excess of 5% of the revenues of the Company and its Subsidiaries, taken as a whole, for the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Section 8.5.

         "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Cash Proceeds" means, with respect to any offering of equity securities of a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

         "Net Income" means, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Company or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has a equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries during such period.

         "Net Worth" means, for any Person and at any time the same is to be determined, total shareholder's equity (including capital stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear on the balance sheet of such Person in accordance with GAAP.

         "Notes" means and includes the Revolving Notes and the Swing Note.

         "Obligations" means all obligations of the Borrowers to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrowers or any Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "Original Dollar Amount" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

         "Participating Interest" is defined in Section 1.2(d) hereof.

         "Participating Lender" is defined in Section 1.2(d) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Percentage" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations and Swing Loans) of the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations then outstanding.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Polish Borrower" is defined in the introductory paragraph of this Agreement.

         "Pound Sterling" and "(pound)" means the lawful currency of the United Kingdom.

         "Premises" means the real property owned or leased by any Borrower or any Subsidiary.

         "Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

         "RCRA" means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., and any future amendments.

         "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

         "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by a Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by a Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called, "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Required Lenders" means, as of the date of determination thereof, Lenders whose Revolving Credit Commitments constitute more than 51% of the aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, Lenders whose outstanding Loans and interests in Letters of Credit and Alternative Currency Loans constitute more than 51% of the sum of the total outstanding Loans and interests in Letters of Credit.

         "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 1.1 and 1.2 hereof.

         "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Company hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrowers and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $120,000,000 on the date hereof.

         "Revolving Credit Termination Date" means October 31, 2010, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.

         "Revolving Loan" is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurocurrency Loan, each of which is a "type" of Revolving Loan hereunder.

         "Revolving Note" is defined in Section 1.10 hereof.

         "S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Subordinated Debt" means Indebtedness which is subordinated in right of payment to the prior payment of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability pursuant to subordination provisions approved in writing by the Administrative Agent and the Required Lenders and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are in form and substance, in each case satisfactory to the Administrative Agent and the Required Lenders.

         "Subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term "Subsidiary" means a Subsidiary of the Company or of any of its direct or indirect Subsidiaries.

         "Swap Contract" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

         "Swing Line" means the credit facility for making one or more Swing Loans described in Section 1.14 hereof.

         "Swing Line Sublimit" means $10,000,000, as reduced pursuant to the terms hereof.

         "Swing Loan" and "Swing Loans" each is defined in Section 1.14 hereof.

         "Swing Note" is defined in Section 1.10 hereof.

         "Tangible Assets" shall mean as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

         "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

         "Total Consideration" means, with respect to an Acquisition, the sum (but without duplication) of (a) cash paid in connection with any Acquisition,
(b) indebtedness payable to the seller in connection with such Acquisition, (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Company or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, and (e) the amount of indebtedness assumed in connection with such Acquisition.

         "Total Funded Debt" means, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness of the Company and its Subsidiaries at such time, and (b) all Indebtedness of any other Person which is directly or indirectly guaranteed by the Company or any of its Subsidiaries.

         "Total Senior Funded Debt" means, at any time the same is to be determined, Total Funded Debt at such time minus the principal balance of Subordinated Debt of the Company and its Subsidiaries which is due more than 12 months after such determination date then outstanding.

         "Total Senior Funded Debt/EBITDA Ratio" means, as of the last day of any fiscal quarter of the Company, the ratio of Total Senior Funded Debt of the Company and its Subsidiaries as of the last day of such fiscal quarter to EBITDA of the Company and its Subsidiaries for the period of four fiscal quarters then ended.

         "UK Borrower" and "UK Borrowers" are each defined in the introductory paragraph of this Agreement.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Unused Revolving Credit Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

         "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars at the exchange rate quoted to the Administrative Agent, at approximately 11:00 a.m. (London time) three (3) Business Days prior to the date on which a computation thereof is required to be made, by major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

         Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

         Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Company or the Required Lenders may by notice to the Lenders and the Company, respectively, require that the Lenders and the Borrowers negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made. No delay by the Company or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrowers shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6.     REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

         Section 6.1. Organization and Qualification. Each Borrower is duly organized, validly existing, and in good standing, if applicable, as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

         Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

         Section 6.3. Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and with respect to the Company, to guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by each Borrower and by each Subsidiary have been duly authorized, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Borrower or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Borrower or any Subsidiary or any of its Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Borrower or any Subsidiary.

         Section 6.4. Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Loans (i) to refinance existing indebtedness, (ii) for its general working capital purposes and (iii) for such other legal and proper purposes as are consistent with all applicable laws. No Borrower or Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

         Section 6.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2004, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG LLP, independent public accountants, and the unaudited interim consolidated balance sheet and Form 10-Q report of the Company and its Subsidiaries as at June 30, 2005, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the six (6) months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. No Borrower or Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

         Section 6.6. No Material Adverse Change. Since December 31, 2004, there has been no change in the condition (financial or otherwise) or business prospects of any Borrower or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         Section 6.7. Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Company only represents that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

         Section 6.8. Trademarks, Franchises, and Licenses. The Company and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person except where the failure to own, possess or have such rights could not reasonably be expected to have a Material Adverse Effect.

         Section 6.9. Governmental Authority and Licensing. The Company and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of any Borrower, threatened.

         Section 6.10. Good Title. The Company and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

         Section 6.11. Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Borrower threatened, against any Borrower or any Subsidiary which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 6.12. Taxes. All tax returns required to be filed by any Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon any Borrower or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Company does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

         Section 6.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrowers or any Subsidiary of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

         Section 6.14. Affiliate Transactions. None of the Borrowers or any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-owned Subsidiaries) on terms and conditions which are less favorable to such Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

         Section 6.15. Investment Company; Public Utility Holding Company. None of the Borrowers or any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.16. ERISA. Each Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Borrowers or any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

         Section 6.17. Compliance with Laws. (a) Each Borrower and its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b)    Without limiting the representations and warranties set forth in
Section 6.17(a) above, except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, each Borrower represents and warrants that: (i) such Borrower and its Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) such Borrower and its Subsidiaries have obtained all governmental approvals required for their operations and each of the Premises by any applicable Environmental Law; (iii) such Borrower and its Subsidiaries have not, and such Borrower has no knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Premises in any material quantity and, to the knowledge of such Borrower, none of the Premises are adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property;

(iv) none of the Premises contain and have contained any: (1) underground storage tank, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (5) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) such Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises; (vi) such Borrower and its Subsidiaries have no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) such Borrower and its Subsidiaries are not subject to, have no notice or knowledge of and are not required to give any notice of any Environmental Claim involving such Borrower or any Subsidiary or any of the Premises, and there are no conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for an Environmental Claim against such Borrower or any Subsidiary or such Premises; (viii) none of the Premises are subject to any, and such Borrower has no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or
(2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons.

         Section 6.18. Other Agreements. None of the Borrowers nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

         Section 6.19. Solvency. Each Borrower and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

         Section 6.20. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7.     CONDITIONS PRECEDENT.

         The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan) or of the L/C Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

         Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

         (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

         (b) each Borrower and each Subsidiary shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

         (c) in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.5 hereof, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by
Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.1 hereof; and

         (d) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent, the L/C Issuer, or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

         Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section.

         Section 7.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

         (a) the Administrative Agent shall have received for each Lender this Agreement duly executed by the Borrowers and the Company and its Subsidiaries, as Guarantors, and the Lenders;

         (b) the Administrative Agent shall have received for each Lender such Lender's duly executed Notes of each Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.11 hereof;

         (c) the Administrative Agent shall have received for each Lender copies of each Borrower's and each Guarantor's articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

         (d) the Administrative Agent shall have received for each Lender copies of resolutions of each Borrower's and each Guarantor's Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Borrower's and each Guarantor's behalf, all certified in each instance by its Secretary or Assistant Secretary;

         (e) the Administrative Agent shall have received for each Lender copies of the certificates of good standing for each Borrower and each Subsidiary to the extent applicable (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization;

         (f) the Administrative Agent shall have received for each Lender a list of the Borrowers' Authorized Representatives;

         (g) the Administrative Agent shall have received for itself and for the Lenders the initial fees called for by Section 2.1 hereof;

         (h) each Lender shall have received such evaluations and certifications as it may reasonably require in order to satisfy itself as to the financial condition of each Borrower and its Subsidiaries, and the lack of material contingent liabilities of each Borrower and its Subsidiaries;

         (i) The Credit Agreement dated as of October 31, 2003 among the Company, the lenders party thereto, and Harris N.A., as Administrative Agent, shall have terminated and all amounts payable thereunder shall have been paid or shall be paid with the proceeds of the initial Credit Event;

         (j) the Administrative Agent shall have received for each Lender the favorable written opinion of counsel to the Company and each Guarantor, in form and substance satisfactory to the Administrative Agent and its counsel; and

         (k) the Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request;

provided that the conditions precedent listed in clauses (c) and (d) above shall be met upon delivery of such documents with respect to the Company and each Guarantor, it being understood that no Borrower (other than the Company) may request a Loan hereunder until such time as such Borrower shall deliver to the Administrative Agent documents complying with clauses (c) and (d) above with respect to itself.

         Each Lender that is also a lender under the credit agreement referenced in clause (i), by its execution hereof, hereby waives any requirement under such agreement that the Company give prior notice of the termination of the commitments thereunder, and agrees that such notice may be given on the same day as such termination is to be effective. In addition, as such Lenders constitute the "Required Lenders" under such credit agreement, such Lenders and the Company agree that such credit agreement shall terminate and all amounts payable thereunder shall be due and payable on the date hereof.

SECTION 8.     COVENANTS.

         The Company agrees that, so long as any credit is available to or in use by the Borrowers hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.13 hereof:

         Section 8.1. Maintenance of Business. The Company shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

         Section 8.2. Maintenance of Properties. The Company shall, and shall cause each Subsidiary to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

         Section 8.3. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

         Section 8.4. Insurance. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and each Borrower shall insure, and shall cause each of its Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. Each Borrower shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

         Section 8.5. Financial Reports. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Company and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the Lenders:

         (a) as soon as available, and in any event within sixty (60) days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the last day of such fiscal quarter and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Company acceptable to the Administrative Agent;

         (b)    as soon as available, and in any event within one hundred twenty
(120) days after the close of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of KPMG LLP or another firm of independent public accountants of recognized national standing, selected by the Company and reasonably satisfactory to the Administrative Agent and the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

         (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

         (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Borrower's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

         (e) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by any Borrower or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by any Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

         (f) promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of any Borrower or any Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to any Borrower or any Subsidiary, or its business;

         (g) as soon as available, and in any event no later than 30 days following the first day of each fiscal year of the Company, a copy of the Company's consolidated and consolidating business plan for such fiscal year, such business plan to show the Company's projected consolidated and consolidating revenues, expenses and balance sheet on a quarter-by-quarter basis, such business plan to be in reasonable detail prepared by the Company and in form satisfactory to the Administrative Agent and the Required Lenders (which shall include a summary of all assumptions made in preparing such business plan);

         (h)    notice of any Change of Control;

         (i) promptly after knowledge thereof shall have come to the attention of any responsible officer of any Borrower, written notice of any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against any Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder; and

         (j) with each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) above written certificate in the form attached hereto as Exhibit F signed by the chief financial officer of the Company or another officer of the Company acceptable to the Administrative Agent to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.21 hereof.

         Section 8.6. Inspection. The Company shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Company and its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to the Company.

         Section 8.7. Limitations on Indebtedness. The Company will not, and will not permit any Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

         (a) the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability of the Company and its Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);

         (b) Current Debt or Funded Debt of a Material Subsidiary to the Company or to a Wholly-Owned Material Subsidiary;

         (c) Funded Debt of the Company and its Subsidiaries in an aggregate principal amount at any one time outstanding of not more than 25% of the total assets of the Company and its Subsidiaries as shown on the Company's most recent financial statements delivered pursuant to Section 8.5 hereof; and

         (d)    unsecured Current Debt of the Company.

         Section 8.8. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

         (a) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 8.3;

         (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which a Borrower or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

         (c) liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

         (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

         (e) mortgages, liens or security interests securing Indebtedness of a Material Subsidiary to the Company or to another Material Subsidiary;

         (f) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition or cost of construction of fixed assets useful and intended to be used in carrying on the business of a Borrower or a Subsidiary, including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by a Borrower or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the lien or charge shall attach solely to the property acquired or purchased and shall be created contemporaneously with, or within 120 days after, such acquisition or the completion of such construction, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by liens on such fixed assets whether or not assumed by a Borrower or a Subsidiary shall not exceed the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 8.7; and

         (g) Liens not otherwise permitted under this Section 8.8 on Property securing Indebtedness that is permitted under Section 8.7(c) in an aggregate principal amount not exceeding 5% of the total assets of the Company and its Subsidiaries as shown on the Company's most recent financial statements delivered pursuant to Section 8.5 hereof.

         Section 8.9. Investments, Acquisitions, Loans and Advances. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

         (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

         (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within one year of the date of issuance thereof;

         (c) investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

         (d) investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

         (e) investments in money market funds or mutual funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections
(a), (b), (c), and (d) above;

         (f) the Company's investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in or more of its Subsidiaries at any one time outstanding in an amount that does not exceed in the aggregate 20% of the total amount of all assets of the Company and its Subsidiaries as shown on the Company's most recent financial statements delivered pursuant to Section 8.5 hereof;

         (h) Acquisitions, provided that (i) no Default or Event of Default exists or would exist after given effect to such acquisition, (ii) the board of directors or other governing body of such Person whose property or Voting Stock is being so acquired has approved the terms of such acquisition, (iii) the acquired business is in an Eligible Line of Business and (iv) prior to each acquisition requiring Total Consideration from the Company and its Subsidiaries in excess of $20,000,000, (x) there is delivered to the Lenders a certificate, signed by the chief financial officer of the Company, demonstrating that, taking into account such acquisition and its effects, the Borrowers will remain in compliance with the covenants set forth in Section 8.21 hereof as of the date of such acquisition and, based on projections believed by the Company to be reasonable, at all times during the twelve month period following such date and certifying that no Default or Event of Default has occurred or is continuing hereunder as of the date of and immediately after giving effect to such acquisition any (y) such certificate is true and correct; and

         (i) other investments, loans, and advances by the Company and its Subsidiaries, in addition to those otherwise permitted by this Section in an amount not to exceed $35,000,000 in the aggregate at any one time outstanding.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

         Section 8.10. Mergers, Consolidations and Sales. (a) The Company will not, and will not permit any Subsidiary to (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section) of such assets of the Company and its Subsidiaries, provided, however, that:

         (1) any Subsidiary may merge or consolidate with or into any Borrower or any Wholly-owned Subsidiary so long as in any merger or consolidation involving a Borrower, such Borrower shall be the surviving or continuing corporation;

         (2) any Borrower may consolidate or merge with any other corporation if (i) the surviving or continuing corporation shall be a corporation incorporated under the laws of the United States of America or any State thereof, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) the surviving or continuing corporation (if other than such Borrower) shall have expressly assumed the obligations of such Borrower in connection with the Notes and this Agreement; and

         (3) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to any Borrower or any Wholly-owned Subsidiary.

         (b) The Company will not, nor will it permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 8.10, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

         (c) The Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, unless:

         (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

         (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

         (3) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors of the Company to be adequate and satisfactory;

         (4) the Subsidiary being disposed of shall not have any continuing investment in any Borrower or any other Subsidiary not being simultaneously disposed of; and

         (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries.

         (d) As used in this Section 8.10, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if (i) the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the same fiscal year, less the amount of proceeds of any such sale, lease or other disposition applied within one year after such sale, lease or other disposition to the purchase price of other property similar to the property so disposed of and having a value at least equal to the property so disposed of, exceeds 10% of the Tangible Assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year, or (ii) the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the period commencing on the date of this Agreement and ending on the date of such disposition, less the amount of proceeds of any such sale, lease or other disposition applied within one year after such sale, lease or other disposition to the purchase price of other property similar to the property so disposed of and having a value a least equal to the property so disposed of, exceeds 25% of the Tangible Assets of the Company and its Subsidiaries determined as of the end of the fiscal year immediately preceding the date of such disposition.

         Section 8.11. Dividends and Certain Other Restricted Payments. The Company shall not, (a) declare any dividends on or make any other distributions (other than dividends and distributions payable solely in its capital stock) in respect of any class or series of its capital stock or other equity interests or
(b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same, if an Event of Default exists prior to or would exist after giving effect to such action.

         Section 8.12. ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Company shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor,
(c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

         Section 8.13. Compliance with Laws. (a) The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

         (b) Without limiting the agreements set forth in Section 8.14(a) above, the Company shall, and shall cause each Subsidiary to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:
(i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws;
(ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any

(1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law;
(vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Premises except in the ordinary course of its business and in de minimis amounts; (vii) within 10 Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Borrower or any Subsidiary or any of the Premises: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material;
(4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any governmental authority as set forth in a deed or other instrument affecting any Borrower's or any Subsidiary's interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Premises which any Borrower or any Subsidiary possesses or can reasonably obtain; and
(xi) perform, satisfy, and implement any operation or maintenance actions required by any governmental authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any governmental authority under any Environmental Law.

         Section 8.14. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

         Section 8.15. No Changes in Fiscal Year. The fiscal year of the Company and its Subsidiaries ends on December 31 of each year; and the Company shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

         Section 8.16. Formation of Subsidiaries. Promptly upon the formation or acquisition of any Material Subsidiary, the Company shall provide the Administrative Agent and the Lenders notice thereof and timely comply with the requirements of Section 4 hereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Subsidiary).

         Section 8.17. Change in the Nature of Business. The Company shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

         Section 8.18. Use of Loan Proceeds. The Borrowers shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

         Section 8.19. No Restrictions. Except as provided herein, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary's capital stock or other equity interests owned by any Borrower or any other Subsidiary, (b) pay any indebtedness owed to any Borrower or any other Subsidiary, (c) make loans or advances to any Borrower or any other Subsidiary,
(d) transfer any of its Property to any Borrower or any other Subsidiary or
(e) guarantee the Obligations as required by the Loan Documents.

         Section 8.20. Subordinated Debt. The Company shall not, nor shall it permit any Subsidiary to, amend or modify any of the terms or conditions relating to Subordinated Debt or make any voluntary prepayment thereof or effect any voluntary redemption thereof or make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.

         Section 8.21. Financial Covenants. (a) Total Senior Funded Debt/EBITDA Ratio. As of the last day of each fiscal quarter of the Company, the Company shall not permit the Total Senior Funded Debt/EBITDA Ratio to be greater than
3.0 to 1.0.

         (b) Net Worth. The Company will at all times maintain a Net Worth of not less than the Minimum Required Amount (as defined below). For purposes of this Section 8.22(b), the "Minimum Required Amount" shall mean (i) $175,000,000 for the period from and including the Closing Date through and including December 31, 2005 and (ii) during each Annual Measurement Period (as defined below) thereafter, an amount equal to the sum of (x) the Minimum Required Amount for the immediately preceding Annual Measurement Period plus (y) an amount equal to 25% of the cumulative positive Net Income earned in such immediately preceding Annual Measurement Period (but without subtraction for any negative Net Income for any such period); provided, however, that in each case such Minimum Required Amount shall increase on the date of the issuance of equity securities by the Company by an amount equal to 25% of the Net Cash Proceeds of such issuance. As used herein the term "Annual Measurement Period" shall mean each period commencing on January 1 of a calendar year and ending on December 31 of such calendar year.

         (c) Interest Coverage Ratio. As of the last day of each fiscal quarter of the Company, the Company shall maintain a ratio of (a) EBITDA for the four fiscal quarters of the Company then ended to (b) Interest Expense for the same four fiscal quarters then ended of not less than 2.5 to 1.0.

         Section 8.22. Contingent Obligations. The Company will not and will not permit any Subsidiary to become or be liable in respect of any Contingent Obligation except the Guaranties hereunder and Contingent Obligations of the Company which are limited in amount to a stated maximum dollar exposure in the aggregate not greater than an amount equal to 5% of the total assets of the Company and its Subsidiaries as shown on the Company's most recent financial statements delivered pursuant to Section 8.5 hereof and included in Current Debt or Consolidated Funded Debt.

SECTION 9.     EVENTS OF DEFAULT AND REMEDIES.

         Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

         (a) default in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;

         (b) default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.20, 8.21 or 8.22
hereof;

         (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) written notice thereof is given to the Company by the Administrative Agent;

         (d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof and, to the extent capable of being cured, shall not be made good within 30 days after the earlier of (i) the date any Borrower knows or should have known that such representation or warranty was untrue and (ii) the date notice thereof is provided to the Company by the Administrative Agent, any Lender or any holder of any Note;

         (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

         (f) default shall occur under any Indebtedness issued, assumed or guaranteed by any Borrower or any Subsidiary aggregating in excess of $2,500,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

         (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Borrower or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $2,500,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days;

         (h) any Borrower or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of 5% of Consolidated Tangible Net Worth which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of 5% of Consolidated Tangible Net Worth (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

         (i)    any Change of Control shall occur;

         (j) any Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through
(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof; or

         (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against any Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

         Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (j) or (k) of Section 9.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the
Company: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Company immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Company agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Company to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Company to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Company pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

         Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Company shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Company acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Company to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Company to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

         Section 9.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.9(b) or under Section 9.2 or 9.3 above, the Company shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

         (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Administrative Agent, and to the payment of the unpaid balance of any other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Company, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Company to the L/C Issuer, the Administrative Agent or the Lenders; provided, however, that if (i) the Company shall have made payment of all such obligations referred to in subsection (a) above and (ii) no Letters of Credit, Revolving Credit Commitments, Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall release to the Company any remaining amounts held in the Collateral Account.

         Section 9.5. Notice of Default. The Administrative Agent shall give notice to the Company under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

         Section 9.6. Expenses. The Borrowers agree to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving any Borrower or any Subsidiary as a debtor thereunder).

SECTION 10.    CHANGE IN CIRCUMSTANCES.

         Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurocurrency Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Company and such Lender's obligations to make or maintain Eurocurrency Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurocurrency Loans. The Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, such Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

         Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

         (a) the Administrative Agent determines that deposits in the applicable currency (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

         (b)    the Required Lenders advise the Administrative Agent that
(i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurocurrency Loans for such Interest Period or (ii) that the making or funding of Eurocurrency Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurocurrency Loans shall be suspended.

         Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Eurocurrency Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If, after the date hereof, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c)    A certificate of a Lender claiming compensation under this
Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 10.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Company and the Administrative Agent.

         Section 10.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurocurrency Loans shall be made as if each Lender had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 11.    THE ADMINISTRATIVE AGENT.

         Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Harris N.A. as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrowers or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

         Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Affiliate of any Borrower as if it were not the Administrative Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in
Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

         Section 11.3. Action by Administrative Agent. If the Administrative Agent receives from the Company a written notice of an Event of Default pursuant to Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.5. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Company. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

         Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event;
(ii) the performance or observance of any of the covenants or agreements of any Borrower or any Subsidiary contained herein or in any other Loan Document;
(iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or

(iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrowers, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of each Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

         Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

         Section 11.7. Resignation and Removal of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the removed Administrative Agent's receipt of notice from the Required Lenders then the retiring or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent under the Loan Documents, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns or is removed and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrowers shall be directed to make all payments due each Lender hereunder directly to such Lender.

         Section 11.8. L/C Issuer. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 11, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

         Section 11.9. Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Lender's execution of this Agreement or an assignment agreement pursuant to Section 13.12 hereof, as the case may be, any Affiliate of such Lender with whom any Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Guaranties as more fully set forth in Section 3.1 hereof. In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

         Section 11.10. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents," "documentation agents," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

SECTION 12.    THE GUARANTEES.

         Section 12.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Revolving Credit Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and each Subsidiary party hereto (including any Subsidiary formed or acquired after the Closing Date executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantee jointly and severally to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by any Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Funds Transfer and Deposit Account Liability, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including interest which, but for the filing of a petition in bankruptcy, would otherwise accrue on any such indebtedness, obligation, or liability). In case of failure by any Borrower or other obligor punctually to pay any Obligations, Hedging Liability, or Funds Transfer and Deposit Account Liability guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by such Borrower or such obligor.

         Section 12.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

         (b) any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability;

         (c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or other obligor or of any other guarantor contained in any Loan Document;

         (d) the existence of any claim, set-off, or other rights which any Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

         (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower or other obligor, any other guarantor, or any other Person or Property;

         (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower or other obligor, regardless of what obligations of any Borrower or other obligor remain unpaid;

         (g) any invalidity or unenforceability relating to or against any Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or other obligor or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability; or

         (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this
Section 12.

         Section 12.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 12 shall remain in full force and effect until the Revolving Credit Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by the Borrowers and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Funds Transfer and Deposit Account Liability shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by any Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or other obligor or of any guarantor, or otherwise, each Guarantor's obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         Section 12.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall have been paid in full subsequent to the termination of all the Revolving Credit Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and all other amounts payable by the Borrowers hereunder and the other Loan Documents and (y) the termination of the Revolving Credit Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

         Section 12.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against any Borrower or other obligor, another guarantor, or any other Person.

         Section 12.6. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed the lowest amount which would render such Guarantor's obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law minus $1.00.

         Section 12.7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability, is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

         Section 12.8. Benefit to Guarantors. The Borrowers and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrowers has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

         Section 12.9. Guarantor Covenants. Each Guarantor shall take such action as the Borrowers are required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrowers are required by this Agreement to prohibit such Guarantor from taking.

SECTION 13.    MISCELLANEOUS.

         Section 13.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by the Borrowers and the Guarantors under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which such Borrower or such Guarantor is domiciled, any jurisdiction from which such Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, such Borrower or such Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made.

If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, such Borrower or such Guarantor shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made. If such Borrower or such Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

         (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of (i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Company in a written notice, directly or through the Administrative Agent, to such Lender and
(ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Company or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Administrative Agent a certificate to the effect that it is such a United States person.

         (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         Section 13.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 13.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

         Section 13.4. Documentary Taxes. The Borrowers agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 13.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 13.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.11, 10.3, and 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

         Section 13.7. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

         Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrowers given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Lenders and the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth in its Administrative Questionnaire, and to the Borrowers or any Guarantor to:

                      AMCOL International Corporation
                      1500 West Shure Drive, 5th Floor
                      Arlington Heights, Illinois  60004-7803
                      Attention:    Gary Castagna
                      Telephone:    (847) 506-6171
                      Telecopy:     (847) 577-4476

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

         Section 13.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrowers and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrowers and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders.

         Section 13.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Revolving Credit Commitment held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.12 and Section 10.3 hereof. The Borrowers authorize each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to any Borrower or any Subsidiary.

         Section 13.12. Assignments. (a) Each Lender shall have the right at any time, with the prior consent of the Administrative Agent (and the L/C Issuers, if other than the Administrative Agent) and, so long as no Event of Default then exists, the Company (which consent of the Company shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans and participate in Letters of Credit) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Administrative Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Lender is assigning all of its Revolving Credit Commitment, outstanding Loans and interests in Letters of Credit Obligations, the assigning Lender shall retain at least $5,000,000 in unused Revolving Credit Commitment, outstanding Loans and interests in Letters of Credit, (ii) the assignee Lender shall have a Revolving Credit Commitment, outstanding Loans and interests in Letters of Credit of at least $5,000,000,
(iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit G or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent (and the L/C Issuers, if other than the Administrative Agent) and, if required as provided above, the Company, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Revolving Credit Commitment of the assigning Lender to be assumed by the assignee Lender, and (iv) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, each Borrower shall execute and deliver a Note to the assignee Lender (all such Notes to constitute "Notes" for all purposes of the Loan Documents). The Borrowers authorize each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans and interest in Letters of Credit owed to it or its Revolving Credit Commitment under this Section any financial or other information pertaining to any Borrower or any Subsidiary.

         (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

         Section 13.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent or the L/C Issuer are affected thereby, the Administrative Agent or such L/C Issuer, as applicable; provided that:

         (i) no amendment or waiver pursuant to this Section 13.13 shall (A) increase the Revolving Credit Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder;

         (ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, change the definitions of Revolving Credit Termination Date or Required Lenders, change the provisions of this Section 13.13, release any material guarantor (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

         (iii) no amendment to Section 12 hereof shall be made without the consent of the Guarantor(s) affected thereby.

         Section 13.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 13.15. Costs and Expenses; Indemnification. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated.

The Borrowers further agree to indemnify the Administrative Agent, each Lender, and their respective directors, officers, employees, agents, financial advisors, and consultants against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.

         Section 13.16. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by each Borrower and each Guarantor at any time or from time to time, without notice to such Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of such Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of such Borrower or such Guarantor to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or
(b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         Section 13.17. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

         Section 13.18. Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

         Section 13.19. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

         Section 13.20. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control,
(b) neither any Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law),
(ii) refunded to the applicable Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither any Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrowers' Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrowers' Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrowers' Obligations had the rate of interest not been limited to the Maximum Rate during such period.

         Section 13.21. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

         Section 13.22. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

         Section 13.23. Submission to Jurisdiction; Waiver of Jury Trial. The Borrowers and the Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrowers and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. Each Borrower (other than the Company) and each Guarantor (other than the Company) hereby irrevocably designates, appoints and empowers the Company as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason the Company shall cease to be available to act as such, each Borrower (other than the Company) and each Guarantor (other than the Company) agrees to designate a new designee, appointee and agent in Chicago, Illinois on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. Each Borrower and each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower or any Guarantor in any other jurisdiction.

         Section 13.24. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of each Borrower and each Guarantor in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the relevant Borrower or Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Person under Section 13.16 hereof, such Person agrees to remit such excess to the applicable Borrower.

         Section 13.25. USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

       Section 13.26. Appointment and Authorization of Company. Each Borrower irrevocably appoints and authorizes the Company to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Company by the terms thereof, together with all such powers as are reasonably incidental thereto. Each Borrower irrevocably agrees that the Lenders and Administrative Agent may conclusively rely on the authority of the Company in exercising the powers granted to it by the terms of this Agreement.

         This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

                                    "BORROWERS"

                                    AMCOL INTERNATIONAL CORPORATION


                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Senior Vice President

                                    CETCO EUROPE LTD.

                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Director

                                    COLIN STEWART MINCHEM LIMITED


                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Director

                                    CETCO POLAND SP. Z.O. O


                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Authorized Signatory

                                    "GUARANTORS"

                                    AMCOL INTERNATIONAL CORPORATION


                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Senior Vice President

                                    AMERI-CO LOGISTICS, INC.


                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Treasurer

                                    AMERICAN COLLOID COMPANY


                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Treasurer

                                    COLLOID ENVIRONMENTAL TECHNOLOGIES COMPANY


                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Treasurer

                                    AMCOL SPECIALTIES HOLDINGS, INC.


                                    By     /s/ Gary L. Castagna
                                           -------------------------------------
                                    Name:  Gary L. Castagna
                                    Title: Vice President

                                    "LENDERS"

                                    HARRIS N.A., in its individual capacity as a Lender, as L/C Issuer, and as Administrative Agent


                                    By     /s/ Danjuma G. Gibson
                                           -------------------------------------
                                    Name:  Danjuma G. Gibson
                                    Title: Vice President

                                    WELLS FARGO BANK, N.A.

                                    By     /s/ Daniel Lange
                                           -------------------------------------
                                    Name:  Daniel Lange
                                    Title: Vice President

                                    BANK OF AMERICA, N.A.

                                    By     /s/ Chris D. Buckner
                                           -------------------------------------
                                    Name:  Chris D. Buckner
                                    Title: Senior Vice President

                                    THE NORTHERN TRUST COMPANY

                                    By     /s/ Morgan A. Lyons
                                           -------------------------------------
                                    Name:  Morgan A. Lyons
                                    Title: Second Vice President